UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2019

Gene Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33635	27-0075787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11568 Sorrento Valley Rd., Suite 14
San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 436-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS:

On March 16, 2019, Gerald J. Lewis (age 85) retired as a member of the Registrant’s Board of Directors (“Board”). Mr. Lewis was initially elected to the Board in 2006 and has continuously served on the Board for the past 14 years.

During. Mr. Lewis’ years of distinguished service the Company successfully (1) acquired Innercool Therapies, secured FDA clearance for the RapidBlue™ endovascular therapeutic hypothermia system, built a 30,000 square foot cGMP manufacturing facility in San Diego, before selling the business to Royal Philips, the Dutch conglomerate, (2) initiated clinical studies and secured FDA 510(k) clearance for the Excellagen® advanced dermal matrix, which was subsequently sold to Olaragen Therapeutix, and (3) acquired the Generx® [Ad5FGF-4] angiogenic gene therapy product candidate from Schering AG (now Bayer AG) for the treatment of patients with myocardial ischemia and refractory angina, which has received FDA-clearance and Fast-Track designation to advance forward into a new U.S.-based Phase 3 clinical study.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release: Gene Biotherapeutics Announces Director Retirement Following a Decade of Distinguished Service

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gene Biotherapeutics, Inc.

By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Chief Executive Officer

Date: March 20, 2019